UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 15, 2004
(Date of Earliest Event Reported): November 12, 2004

SYMYX TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-27765 (Commission File Number)	77-0397908 (I.R.S. Employer Identification No.)

3100 Central Expressway Santa Clara, California (Address of Principal Executive Offices)	95051 (Zip Code)

(408) 764-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On November 12, 2004, the Registrant entered into a definitive agreement to acquire privately-held IntelliChem, Inc., based in Bend, Oregon. IntelliChem is a provider of intelligent electronic lab notebooks (iELN) for customers in the pharmaceutical, biotechnology and chemical industries. Under the terms of the agreement, the Registrant will pay approximately $28.9 million in cash to acquire all outstanding shares of IntelliChem and will assume all the unvested options to purchase shares of IntelliChem common stock in exchange for approximately 50,000 options to purchase shares of Symyx common stock, having an expected value of approximately $1.2 million.

Item 8.01 Other Events.

     On November 15, 2004, the Registrant issued a press release announcing the Registrant’s entry into a definitive agreement to acquire IntelliChem, Inc. and updating the Registrant’s financial guidance for fiscal years ending December 31, 2004 and 2005. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

     The information in this report under Item 8.01(including Exhibit 99.1) is being furnished pursuant to Item 8.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit
Number	Description
99.1	Press Release disseminated on November 15, 2004 announcing the Registrant’s entry into a definitive agreement to acquire IntelliChem, Inc. and updating the Registrant’s financial guidance for fiscal years ending December 31, 2004 and 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMYX TECHNOLOGIES, INC. (Registrant)
Date:	November 15, 2004	By: /s/ Steven D. Goldby Steven D. Goldby Chairman of the Board, Chief Executive Officer (Principal Executive Officer)
Date:	November 15, 2004	By: /s/ Jeryl L. Hilleman Jeryl L. Hilleman Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release disseminated on November 15, 2004 announcing the Registrant’s entry into a definitive agreement to acquire IntelliChem, Inc. and updating the Registrant’s financial guidance for fiscal years ending December 31, 2004 and 2005.